UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 17, 2016

Rosetta Stone Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34283	43837082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1621 North Kent Street, Suite 1200, Arlington, Virginia 22209
(Address of principal executive offices, including zip code)

703-387-5800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective November 17, 2016, the Board of Directors (the “Board”) of Rosetta Stone Inc. (the “Company”) approved and adopted an amendment and restatement of the Company’s Second Amended and Restated Bylaws (the “Bylaws” and as amended and restated, the “Third Amended and Restated Bylaws”).

The Bylaws were amended and restated to add Article VIII, Section 8.5 – Forum for Adjudication of Disputes, designating that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for the adjudication of disputes. Section 8.5 provides that unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for any derivative action or proceeding brought on behalf of the Company, any action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of the Company to the Company or its stockholders, any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or any action asserting a claim governed by the internal affairs doctrine shall be adjudicated in the Court of Chancery of the State of Delaware.

The foregoing summary of the Third Amended and Restated Bylaws is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Third Amended and Restated Bylaws filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Description of Exhibit

3.1	Third Amended and Restated Bylaws of Rosetta Stone Inc., as amended and restated as of November 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2016

ROSETTA STONE INC.
By:	/s/ Sonia G. Cudd
Name: Sonia G. Cudd
Title: General Counsel and Secretary

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